                                                                    Exhibit 4.43

        CONGRESS FINANCIAL CORPORATION
        1133 Avenue of the Americas
        New York, New York 10036
        212 810-2000
        http://www.congressfinancial.com



[FIRST UNION LOGO]
                          AMENDMENT NO. 5 AND CONSENT
                         TO LOAN AND SECURITY AGREEMENT
                         ------------------------------


                                        March 30, 2001


Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036

Ladies and Gentlemen:

         Congress Financial Corporation ("Lender"), Waxman Consumer Products Group Inc., a Delaware corporation ("Waxman Group"), Medal of Pennsylvania, Inc., a Delaware corporation formerly known as WOC Inc. ("Medal"), Western American Manufacturing, Inc., a Delaware corporation ("WAMI"), WAMI Sales, Inc., a Delaware corporation ("WAMI Sales", and together with Waxman Group, Medal and WAMI, each individually, a "Borrower" and collectively, "Borrowers"), Waxman Industries, Inc., a Delaware corporation ("Waxman Industries"), Waxman USA Inc., a Delaware corporation ("Waxman USA") and TWI, International, Inc., a Delaware corporation ("TWI", and together with Waxman Industries and Waxman USA, each individually, a "Guarantor" and collectively, "Guarantors") have entered into certain financing arrangements pursuant to which Lender may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated as of June 17, 1999, by and among Lender, Borrowers and Guarantors (as amended by Amendment No. 1 to Loan and Security Agreement dated as of December 8, 1999, Amendment No. 2 to Loan and Security Agreement dated as of March 29, 2000, Amendment No. 3 and Waiver to Loan and Security Agreement dated as of May 1, 2000, Amendment No. 4 and Consent to Loan and Security Agreement, dated as of July 10, 2000 and as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including this Amendment (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements"). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to such terms in the Loan Agreement.

         Borrowers and Guarantors have requested that Lender consent to the sale by Medal of all or substantially all of its assets (the "Medal Assets"), and Lender is willing to provide such consent, subject to the terms and conditions contained herein.



                             A First Union Company

         In consideration of the foregoing, and the agreements and covenants contained herein, and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledge, the parties hereto agree as follows:

         1. AMENDMENT. Section 9.15 of the Loan Agreement is hereby amended and restated as follows:

            "9.15 ADJUSTED NET WORTH. Waxman Industries and its Subsidiaries shall at all times maintain Adjusted Net Worth of not less than $15,000,000."

         2. CONSENTS. Subject to the terms and conditions contained herein, notwithstanding anything to the contrary contained in Section 9.7 of the Loan Agreement, the Lender consents to the sale of the Medal Assets; PROVIDED, that each of the following conditions is satisfied as determined by Lender in good faith: (a) as of the date of such sale and after giving effect thereto, no Event of Default or act, condition or event with notice or the passage of time or both would constitute an Event of Default shall have occurred and be continuing, (b) such sale shall have been consummated by not later than April 13, 2001, (c) Lender shall have received all material documents and agreements relating to such sale (the "Sale Documents"), which shall be in form and substance satisfactory to Lender, (d) on the date of such sale, Lender shall have received cash proceeds from such sale of not less than $800,000 in immediately available funds for application to the Obligations in such order and manner as Lender may determine, (c) on the date of such sale, the aggregate outstanding principal amount of all Loans and Letter of Credit Accommodations to Medal shall not be greater than $800,000 and (f) after the date of such sale, Medal shall promptly remit to Lender all amounts received by Medal pursuant to the Sale Documents for application to the Obligations in such order and manner as Lender may determine.

         3. LOANS TO MEDAL. Notwithstanding anything to the contrary contained in the Loan Agreement and the other Financing Documents, Medal shall have no right to request any Loans or a Letter of Credit Accommodations, and Lender shall have no obligation to make or cause to be made any Loans or Letter of Credit Accommodations to or for the account of Medal.

         4. AMENDMENT FEE. In addition to all other fees, charges, interests and expenses payable by Borrowers to Lender under the Loan Agreement and the other Financing Agreements, Borrowers shall jointly and severally pay to Lender a fee for entering into this Amendment and the transactions referred to herein in the amount of $5,000, which amount is fully earned and payable as of the date hereof and may be charged directly to any Borrower's loan account(s) maintained by Lender.

         5. REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Borrower and each Guarantor, jointly and severally, individually and collectively, represents, warrants and covenants with and to Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making or providing of any Loans or Letter of Credit Accommodations by Lender to Borrowers.

         5.1 This Amendment has been duly authorized, executed and delivered by Borrowers and Guarantors, and the agreements and obligations of Borrowers and Guarantors contained herein constitute legal, valid and binding obligations of Borrowers and Guarantors enforceable against Borrowers and Guarantors in accordance with their respective terms.

         5.2 Neither the execution and delivery of this Amendment or the Sale Documents, or any other agreements, documents or instruments in connection herewith or therewith, nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof are in contravention of any law or regulation or any order or decree of any court or governmental instrumentality applicable to Borrowers or Guarantors or any of their respective Subsidiaries in any respect, or conflicts with or result in the breach of, or constitutes a default in any respect under any mortgage, deed of trust, security agreement, agreement or instrument to which any Borrower or Guarantor is a party or may be bound, or violates any provision of the Certificates of Incorporation or By-Laws of Borrowers or Guarantors.

         5.3 No Event of Default or act, condition or event which with notice or passage or time or both would constitute an Event of Default, exists or has occurred and is continuing.

         6. CONDITIONS PRECEDENT. The amendments and consent set forth herein shall be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Lender:

         6.1 the receipt by Lender of an original of this Amendment, duly authorized, executed and delivered by Borrowers and Guarantors;

         6.2 the receipt by Lender of such reports as to the Collateral and the lending formulas of each Borrower as Lender shall reasonably request, which shall be in form and substance satisfactory to Lender;

         6.3 all requisite corporate action and proceedings in connection with this Amendment and the Sale Documents shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender may have requested in connection herewith or therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

         6.4 no Event of Default shall have occurred and be continuing and no event shall have occurred or condition be existing and continuing which, with notice or passage of time or both, would constitute an Event of Default; and

         6.5 the receipt by Lender of an original of the Net Worth Adjustment Letter, substantially in the form of Exhibit A hereto, duly authorized, executed and delivered by Borrowers and Guarantors.

         7. GENERAL.

         7.1 EFFECT OF THIS AMENDMENT. Except as modified and consented pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent of conflict between the terms of this Amendment and the Financing Agreements, the terms of this Amendment shall control.

         7.2 FURTHER ASSURANCES. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary to effectuate the provisions and purposes of this Amendment.

         7.3 GOVERNING LAW. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (without giving effect to principles of conflicts of laws).

         7.4 BINDING EFFECT. This Amendment is binding upon and shall inure to the benefit of Lender, Borrowers, Guarantors and their respective successors and assigns. Any acknowledgment or consent contained herein shall not be construed to constitute a consent any other or further action by Borrowers or Guarantors or to entitle Borrowers or Guarantors to any other consent. The Loan Agreement and this Amendment shall be read and construed as one agreement.

         7.5 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original but all of which when taken together shall constitute one and the same instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. This Amendment may be executed and delivered by telecopier with the same force and effect as if it were a manually executed and delivered counterpart.

                                Very truly yours,

                                WESTERN AMERICAN MANUFACTURING,
                                INC.

                                By: /s/ Mark Wester
                                    -------------------------------
                                Title: Secretary/Treasurer
                                       ----------------------------

                       [SIGNATURES CONTINUE ON NEXT PAGE]

                     [SIGNATURES CONTINUED FROM PRIOR PAGE]

                                WAXMAN CONSUMER PRODUCTS
                                GROUP, INC.

                                By: /s/ Mark Wester
                                    ------------------------
                                Title: Treasurer
                                       ---------------------


                                WAXMAN USA INC.

                                By: /s/ Mark Wester
                                    ------------------------
                                Title: VP - Finance
                                       ---------------------


                                MEDAL OF PENNSYLVANIA, INC.,
                                formerly own as WOC Inc.

                                By: /s/ Mark Wester
                                    ------------------------
                                Title: VP - Finance
                                       ---------------------


                                WAMI SALES, INC.

                                By: /s/ Mark Wester
                                    ------------------------
                                Title: Secretary/Treasurer
                                       ---------------------


                                WAXMAN INDUSTRIES, INC.

                                By: /s/ Mark Wester
                                    ------------------------
                                Title: VP and CFO
                                       ---------------------


                                TWI, INTERNATIONAL, INC.

                                By: /s/ Mark Wester
                                    ------------------------
                                Title: Secretary/Treasurer
                                       ---------------------


ACCEPTED AND AGREED

CONGRESS FINANCIAL CORPORATION

By: /s/ Cindy Denbaum
    ----------------------
Title: VP
      --------------------

                                                                       Exhibit A


                          Net Worth Adjustment Letter
                          ---------------------------


        See Attached

CONGRESS FINANCIAL CORPORATION
1133 Avenue of the Americas
New York, New York 10036
212 840-2000
http://www.congressfinancial.com






[FIRST UNION LOGO]
                          NET WORTH ADJUSTMENT LETTER
                          ---------------------------


                                                March 30, 2001

Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036

Ladies and Gentlemen:

         Congress Financial Corporation ("Lender"), Waxman Consumer Products Group Inc., a Delaware corporation ("Waxman Group"), Medal of Pennsylvania, Inc., a Delaware corporation formerly known as WOC Inc. ("Medal"), Western American Manufacturing, Inc., a Delaware corporation ("WAMI"), WAMI Sales, Inc., a Delaware corporation ("WAMI Sales", and together with Waxman Group, Medal and WAMI, each individually, a "Borrower" and collectively, "Borrowers"), Waxman Industries, Inc., a Delaware corporation ("Waxman Industries"), Waxman USA Inc., a Delaware corporation ("Waxman USA") and TWI, International, Inc., a Delaware corporation ("TWI", and together with Waxman Industries and Waxman USA, each individually, a "Guarantor" and collectively, "Guarantors") have entered into certain financing arrangements pursuant to which Lender may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated as of June 17, 1999, by and among Lender, Borrowers and Guarantors (as amended by Amendment No. 1 to Loan and Security Agreement dated as of December 8, 1999, Amendment No. 2 to Loan and Security Agreement dated as of March 29, 2000, Amendment No. 3 and Waiver to Loan and Security Agreement dated as of May 1, 2000, Amendment No. 4 and Consent to Loan and Security Agreement, dated as of July 10, 2000 and as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including this Agreement (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements"). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to such terms in the Loan Agreement.

         Borrowers and Guarantors have requested that Lender enter into Amendment No. 5 and Consent to Loan and Security Agreement dated of even date herewith ("Amendment No. 5") pursuant to which, among other things, Lender consents to sale of substantially all of the assets of Medal on the terms and subject to the conditions set forth therein.



                             A First Union Company

         In order to induce Lender to enter into the Amendment No. 5, the parties hereto hereby agree as follows:

         1. As soon as possible, but in no event later than June 22, 2001, Borrowers and Guarantors shall deliver to Lender updated projected financial statements of Borrowers and Guarantors (including forecasted loan availability, income statements, cash flow statements and balance sheets) for the period beginning July 1, 2001 and ending June 30, 2003, which shall include, but not be limited to, projections of the Adjusted Net Worth of Waxman Industries and its Subsidiaries, together with such supporting information with respect thereto as Lender may reasonably request, and shall be (a) prepared on a monthly basis through and including June 30, 2002 and on a quarterly basis thereafter in a format consistent with the projected financial statements previously delivered to Lender by Borrowers and Guarantors, (b) in form and substance reasonably satisfactory to Lender and (c) accompanied by a certificate of and authorized officer of Waxman Industries to the effect that such projected financial statements represent Borrowers' and Guarantors' reasonable best estimate of the future financial performance of Borrowers and Guarantors for the periods set forth therein and have been prepared on the basis of assumptions set forth therein which are fair and reasonable in view of the current and reasonably foreseeable business conditions (collectively, the "Projections").

         2. On and after the receipt by Lender of the Projections, Lender shall change the amount of the Adjusted Net Worth of Waxman Industries and its Subsidiaries required to be maintained by Waxman Industries and its Subsidiaries as set forth in Section 9.15 of the Loan Agreement, effective upon written notice by Lender to Waxman Industries, to an amount equal to the greater of $15,000,000 or ninety-five (95%) percent of the amount of the Adjusted Net Worth as of July 1, 2001 as set forth in the Projections.

         3. The failure of Borrowers and Guarantors to comply with any of their obligations hereunder (including the failure of Borrowers and Guarantors to deliver the Projections as provided herein) shall constitute an Event of Default.

         4. This Agreement shall be binding upon all Borrowers and Guarantors and their respective successors and assigns and shall inure to the benefit of Lender and its successors, endorsees, transferees and assigns.

         5. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original but all of which when taken together shall constitute one and the same instrument. This Agreement may be executed and delivered by telecopier with the same force and effect as if it were a manually executed and delivered counterpart.

                                Very truly yours,

                                WESTERN AMERICAN MANUFACTURING, INC.

                                By: /s/ Mark Wester
                                    -------------------------
                                Title: Secretary/Treasurer
                                       ----------------------

                       [SIGNATURES CONTINUE ON NEXT PAGE]

                     [SIGNATURES CONTINUED FROM PRIOR PAGE)


                                WAXMAN CONSUMER PRODUCTS
                                GROUP, INC.

                                By: /s/ Mark Wester
                                    --------------------------
                                Title: Treasurer
                                       -----------------------

                                WAXMAN USA INC.

                                By: /s/ Mark Wester
                                    --------------------------
                                Title: VP - Finance
                                       -----------------------


                                MEDAL OF PENNSYLVANIA, INC.,
                                formerly known as WOC Inc.

                                By: /s/ Mark Wester
                                    --------------------------
                                Title: VP - Finance
                                       -----------------------


                                WAMI SALES, INC.

                                By: /s/ Mark Wester
                                    --------------------------
                                Title: Secretary - Treasurer
                                       -----------------------


                                WAXMAN INDUSTRIES, INC.

                                By: /s/ Mark Wester
                                    --------------------------
                                Title: VP and CFO
                                       -----------------------


                                TWI, INTERNATIONAL, INC.

                                By: /s/ Mark Wester
                                    --------------------------
                                Title: Secretary/Treasurer
                                       -----------------------



                       [SIGNATURES CONTINUE ON NEXT PAGE]

                     [SIGNATURES CONTINUED FROM PRIOR PAGE]



ACCEPTED AND AGREED:

CONGRESS FINANCIAL CORPORATION

By: /s/ Cindy Denbaum
    ----------------------
Title: VP
       -------------------